Exhibit 99.1

232 Strawbridge Drive, Moorestown, NJ 08057  ●  856.291.9700  ●  destinationmaternitycorp.com

Destination Maternity Appoints Two New Directors

MOORESTOWN, N.J., April 3, 2018 — Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced that Pierre-André Mestre, Chairman of the Board of Directors of French children’s clothing retailer Orchestra-Prémaman, and Jean-Claude Jacomin, an accomplished international C-Suite executive, have been elected to and seated on the Company’s Board of Directors. With these additions, Destination’s Board will expand to six members. Messrs. Mestre and Jacomin will be included in the Company’s slate of six nominees for election to the Board at the 2018 Annual Meeting of Stockholders.

Destination Maternity also announced the Board’s creation of a new Business Initiatives Committee consisting of Messrs. Mestre and Jacomin, Barry Erdos, Chairman of Destination’s Board, and Melissa Payner-Gregor, a director and interim chief executive officer. The Business Initiatives Committee, which will be chaired by Mr. Erdos, will work with Destination’s senior management to identify and recommend to the full Board innovative ideas to improve operational performance and sales for the benefit of all stockholders.

“The Board has been actively pursuing the addition of new members to expand the skills and experience on the Board to accelerate Destination Maternity’s turnaround and path to profitable growth. In keeping with this objective, I am pleased to announce the addition of Pierre and Jean-Claude to the Destination Maternity Board,” said Barry Erdos, Chairman of Destination Maternity. “Pierre is a natural choice for the Board. He represents our largest stockholder group, and as Chairman and founder of Orchestra-Prémaman, he understands the opportunities and challenges of operating a childrenswear and maternity business. Jean-Claude is equally suited given his track record of success, including as Group President of Juvenile products at Dorel, where he guided the turnaround of the business in North America and successfully implemented new product, marketing, and supply chain strategies. We look forward to Pierre’s and Jean-Claude’s contributions as well as the continued value enhancing efforts of our other members. The Company has already seen its strategies gain traction with notable strength in its ecommerce channel following the upgrade of its web platform.”

“I am extremely excited to join Destination’s Board of Directors and assist the Company in capitalizing on its leadership position in maternity apparel in the United States,” said Mr. Mestre. “I believe there are many opportunities that are available to Destination Maternity to drive new sales and expand operating margin and look forward to assisting the Company and my fellow Board members in achieving this goal.”

Mr. Jacomin added, “I am delighted to join the Destination Maternity Board and believe my experience as a senior leader in the areas of product, marketing and supply chain will benefit the Company and its stockholders. I look forward to working with the full Board to help the Company achieve its potential in a rapidly evolving retail environment.”

Destination Maternity also announced that it has entered into a support agreement with Orchestra-Prémaman and affiliates which will be filed with the Securities and Exchange Commission.

About Pierre-André Mestre

Pierre-André Mestre currently serves as the Chairman of the Board of Directors of Orchestra-Prémaman S.A., a French-based clothing retailer specializing in maternity, children’s fashions and childcare products. Mr. Mestre has over 25 years of experience in the children’s clothing industry. Prior to founding Orchestra-Prémaman S.A., he set up and served as a Marketing and Development Manager of a German subsidiary of Kidiliz Group (f/k/a Zannier Group), a French-based children’s clothing retailer. Orchestra-Prémaman S.A. has become a major player in the European childcare products market, in particular due to external growth operations, such as the acquisition of Baby 2000 and the Prémaman Group, which is Europe’s oldest maternity wear brand, dating back to 1947. Having increased its presence internationally, the Group now operates 565 shops in more than 40 countries, selling more than 80 million pieces per year.

About Jean-Claude Jacomin

Jean-Claude Jacomin currently serves as President of Glocal Performance Consulting SAS, a French-based consulting firm he founded, providing its corporate clients with strategic counsel related to domestic and international expansion. Prior to creating Glocal Performance, he spent 13 years at Dorel Industries Inc., a Canadian-based worldwide juvenile product and bicycle manufacturer. At Dorel, he enjoyed increasing levels of responsibility, ascending to the Group President & CEO of the Juvenile Segment, where he oversaw over $1.2 billion in sales and 7500 people across 25 countries. Mr. Jacomin earned his MBA, from the Essec Business School in Paris and his license in law from Nanterre University.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of October 28, 2017, Destination Maternity operates 1,147 retail locations in the United States, Canada and Puerto Rico, including 501 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 646 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico and Israel. As of October 28, 2017, Destination Maternity has 208 international franchised locations, including 16 standalone stores operated under one of the Company’s nameplates and 192 shop-in-shop locations.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding our various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.